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                                                                    EXHIBIT 99.1

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, KEVIN D. ENG, hereby make, constitute and appoint each of DAVID W. AMBROSIA, GEORGE KIM and BARBRA ALLEN VEFFER acting individually and with full power of substitution, as my agent and attorney-in-fact for the purpose of executing in my name, (a) in my personal capacity, (b) in my capacity as managing member or in other capacities with Columbus Hill Capital Management, L.P., a Delaware limited partnership ("Columbus Hill Capital Management"), (c) in my capacity as managing member or in other capacities of CHC Partners, L.L.C., a Delaware limited liability company ("CHC Partners"), Columbus Hill Capital Partners, L.L.C., a Delaware limited liability company ("Columbus Hill Capital Partners"), or (d) in my capacity as a director of Columbus Hill Overseas, Ltd., a Cayman Islands exempted company ("Columbus Hill Overseas"), and of Columbus Hill Overseas Master Fund, Ltd., a Cayman Islands exempted company ("Columbus Hill Overseas Master Fund"), and each of their respective affiliates or other entities advised or controlled by me, Columbus Hill Capital Management, CHC Partners, Columbus Hill Capital Partners, Columbus Hill Overseas or Columbus Hill Overseas Master Fund, all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities or other investments, and any other documents relating or ancillary thereto, including but not limited to, all documents relating to filings with the United States Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 (the "Exchange Act") or the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and, in each case, the rules and regulations promulgated thereunder, and including: (1) all documents relating to the beneficial ownership of securities required to be filed with the Commission pursuant to Section 13(d) or Section 16(a) of the Exchange Act including, without limitation: (a) any acquisition statements on Schedule 13D or Schedule 13G and any amendments thereto, (b) any joint filing agreements pursuant to Rule 13d-1(k), (c) any initial statements of, or statements of changes in, beneficial ownership of securities on Form 3, Form 4 or Form 5; (2) any information statements on Form 13F required to be filed with the Commission pursuant to Section 13(f) of the Exchange Act; and (3) any Form 13H filed pursuant to Rule 13h-1. All past acts of the attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed. This power of attorney shall be valid from the date hereof until revoked by me. All powers of attorney previously granted by the undersigned in any of the capacities set forth under this power of attorney for the purposes set forth herein are hereby revoked.

     IN WITNESS WHEREOF, I have executed this instrument as of the 13th day of February, 2012.

/s/ Kevin D. Eng
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Kevin D. Eng